Wednesday, Dec. 13, 2017

GM Announces Joe Ashton Resigns
From Board of Directors

DETROIT — General Motors Co. announced today that Joe Ashton has elected to resign from GM’s Board of Directors. Ashton joined GM’s board in August 2014, and was designated to the board by the VEBA Trust.

Prior to joining the GM board, Ashton was a member of the UAW International staff from 1986 to 2014. He was also active in labor and civic affairs during his career, including previously serving as Executive Vice President of the Pennsylvania AFL-CIO Executive Council and Executive Vice President of the New Jersey AFL-CIO.

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General Motors Co. (NYSE:GM) its subsidiaries and joint venture entities produce and sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Jiefang and Wuling brands. GM has leadership positions in several of the world’s most significant automotive markets and is committed to lead the future of personal mobility. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

CONTACT:
Pat Morrissey
GM Corporate Communications
313-407-4548
patrick.e.morrissey@gm.com